EXHIBIT 10.1

THIRD 2011 AMENDMENT TO LOAN AGREEMENT

THIS THIRD 2011 AMENDMENT TO LOAN AGREEMENT, dated as of August 31, 2011 (the "2011 Amendment #3"), is made and entered into between and among WARREN F. KRUGER, an individual, and ROBERT B. ROSENE, JR., an individual (collectively, the "Borrowers"), GLOG INVESTMENTS, L.L.C., an Oklahoma limited liability company ("GLOG"), GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company ("Greystone" and collectively with the Borrowers, the "Loan Parties"), and THE F&M BANK & TRUST COMPANY, a state banking corporation (the "Bank").

WITNESSETH:

WHEREAS, GLOG, Greystone and the Bank entered into that certain Loan Agreement dated as of March 4, 2005, as previously amended from time to time, including that certain February 2009 Amendment to Loan Agreement dated as of February 16, 2009 and that certain 2011 Amendment to Loan Agreement and Second 2011 Amendment to Loan Agreement, each dated as of March 15, 2011 (collectively, the "Existing Loan Agreement"), pursuant to which the Bank (i) made a certain $3,684,523.86 term loan to GLOG (the "GLOG Loan") and (ii) made a $6,097,776.21 term loan to Greystone (the "Greystone Loan"); and

WHEREAS, GLOG has distributed its assets to the Borrowers and the Borrowers have agreed to become jointly and severally liable for the unpaid balance of the note evidencing the GLOG Loan in the face principal amount of $3,663,902.57; and

WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to release GLOG from liability under the GLOG Loan and to modify, amend, and rearrange the unpaid balance of the note evidencing the GLOG Loan such that the Borrowers shall be jointly and severally liable on such note in the principal amount of $3,663,902.57 until the existing final maturity date of March 15, 2014;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree to amend the Existing Loan Agreement as follows:

1.           Definition.  Any capitalized term used herein (including in the recitals hereto) but not otherwise defined shall have the meaning given to such term in the Existing Loan Agreement.

2.           GLOG Loan.  The existing GLOG Loan issued by the Bank to GLOG, as borrower, is hereby modified, rearranged, and amended such that the GLOG Loan in the principal amount of $3,663,902.57 until the existing maturity date of March 15, 2014 shall be in favor of the Borrowers who shall be jointly and severally liable under the GLOG Loan, and GLOG shall be released from liability thereunder.  All of the Indebtedness created pursuant thereto shall be evidenced by that certain replacement Promissory Note (Term Note # 60066) dated as of even date herewith from the Borrowers payable to the order of the Bank in the face principal amount of $3,663,902.57 (the "Restated Note").  The GLOG Loan shall be payable in accordance with the terms and provisions of the Restated Note.  All references in the Existing Loan Agreement to the GLOG Note previously issued by GLOG to the order of the Bank shall hereafter refer to the Restated Note issued by Borrowers to the order of the Bank.

3.           Interest Rate.  All amounts outstanding on the Restated Note shall bear interest at a per annum rate equal to the Base Rate (as defined in the Restated Note), but in no event shall be less than the then applicable Index Floor Rate or more than the maximum rate allowed by law.

4.           Pledge Agreement.  Effective as of even date with this 2011 Amendment #3, GLOG is distributing its 50,000 shares of $100 stated value Greystone Series 2003 Preferred Stock (the "Stock") to the Borrowers.  The Stock is currently pledged to the Bank as security for the GLOG Note pursuant to a certain Pledge and Security Agreement from GLOG dated as of March 4, 2005 (the "Existing Pledge Agreement").  The Borrowers shall execute an Amended and Restated Pledge Agreement in form, scope and substance acceptable to the Bank (the "Restated Pledge") in replacement of the Existing Pledge Agreement, pledging their interest in the Stock to the Bank.

5.           Guaranty.  Effective upon issuance of the Restated Note, Borrowers and Guarantors shall be the same.  Therefore, the 5.00 MM Guaranty shall become null and void and Guarantors shall be primarily liable on the Restated Note.

6.           Ratification. The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference. Each of the Loan Parties and GLOG restates, confirms, adopts and ratifies the warranties, covenants and representations set forth therein and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under the Existing Loan Agreement, as amended by this 2011 Amendment #3 (collectively, the "Loan Agreement").

7.           Conditions Precedent.  The Bank's obligations hereunder are expressly conditioned on the Borrowers executing and delivering, or causing to be executed and delivered to the Bank the following:

(a)	this 2011 Amendment #3 and the Restated Note; and

(b)	the Restated Pledge and originals of the Stock certificates.

8.           Collateral and Cross Collateralization and Cross Default.  All of the Indebtedness of each of the Loan Parties to the Bank, including as evidenced by the Restated Note shall be secured in all respects by the collateral described in the Restated Pledge as well as the Collateral described or defined in the Security Agreement described and defined in the Loan Agreement or any other Loan Document, including such amendments thereto or restatements thereof as may be deemed necessary or appropriate by the Bank.  Each of the Loan Parties acknowledge and stipulate that the collateral described in the Restated Pledge as well as the Collateral described and defined in the Loan Agreement and the Security Agreement and all items and types of collateral, whether real property, personal property or otherwise, granted from time to time, including, without limitation, now in existence, by any of Greystone Real Estate, L.L.C., GLOG, and/or Greystone, as collateral or security for any and all debts, liabilities and obligations of any thereof, whether evidenced by promissory notes or otherwise, shall be and hereby are cross collateralized with each other to the fullest and maximum extent permitted by applicable law and each thereof is cross-defaulted with each of the other notes, security agreements, pledge agreements, mortgages, guaranties and loan agreements thereof for all purposes and in all respects.  Notwithstanding the foregoing provisions, if and to the extent the Maximum Funded Debt to EBITDA ratio of Section 6.11 of the Loan Agreement is reduced to 4.0 to 1.0 for two (2) consecutive fiscal year ends, the Bank agrees to release the subordinated and junior mortgage liens against the respective properties leased by Greystone Real Estate, L.L.C., as landlord, to Greystone, as tenant.  Notwithstanding the provisions to the contrary contained in Section 9 of the 2011 Amendment to Loan Agreement dated as of March 15, 2011, the Indebtedness of the Loan Parties is not cross-defaulted with any indebtedness of Native American Plastics, LLC, an Oklahoma limited liability company ("NAP") to the Bank, and no collateral from NAP shall be pledged against the Indebtedness of the Loan Parties hereunder.

9.           Financial Covenants.  The following financial covenants shall replace Section 6.11 and Section 6.12 of the Existing Loan Agreement:

6.11           Maximum Funded Debt to EBITDA.  The maximum aggregate Funded Debt to EBITDA (net of (minus) pledged certificates of deposit by the Guarantors to the Bank and inclusive of the net income of Yorktown Management, L.L.C.'s ("Yorktown")) of Greystone and its Financial Covenant Affiliates shall be as follows; calculated annually based upon the fiscal year end audited financial statements of Greystone:

Maximum Ratio	Effective as of:

9.0 to 1.0	May 31, 2011
6.0 to 1.0	May 31, 2012
4.0 to 1.0	May 31, 2013 and thereafter

6.12           Debt Service Coverage Ratio (DSCR).  The minimum Debt Service Coverage Ratio (Greystone's and its Financial Covenant Affiliates' aggregate Net Operating Income (inclusive of the net operating income of Yorktown and, insofar and only insofar as Greystone is concerned, inclusive of its interest, depreciation and amortization) to principal and interest on the aggregate Funded Debt of Greystone and its Financial Covenant Affiliates' ratio) shall be as follows; calculated annually based upon the fiscal year end audited financial statements of Greystone:

Minimum Ratio	Effective as of

1.00 to 1.0	May 31, 2011
1.25 to 1.0	May 31, 2012
1.40 to 1.0	May 31, 2013 and thereafter

10.          CONSENT TO JURISDICTION AND VENUE.  GLOG AND EACH OF THE LOAN PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA, AND WAIVE ANY OBJECTION WHICH THEY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVE PERSONAL SERVICE OR ANY AND ALL PROCESS UPON THEM, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO THEM AT THE ADDRESS SET FORTH IN THE EXISTING LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

11.          Fees and Expenses.  The Loan Parties agree to pay to the Bank on demand all costs, fees and expenses (including, without limitation, reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, closing, delivery, and administration of this 2011 Amendment #3 (including the Existing Loan Agreement) and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  In any action to enforce or construe the provisions of the Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

12.          WAIVER OF JURY TRIAL.  GLOG AND EACH OF THE LOAN PARTIES FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS 2011 AMENDMENT #3, THE CONSOLIDATED TERM NOTE, RESTATED GLOG NOTE, THE LOAN AGREEMENT OR UNDER ANY AMENDMENT, ANY SECURITY INSTRUMENT, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE LOAN AGREEMENT.  GLOG AND EACH OF THE LOAN PARTIES AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13.          Counterparts.  This 2011 Amendment #3 may be executed in multiple counterparts, each of which, when so executed, shall constitute an original copy.

[Signature Pages Follow]

IN WITNESS WHEREOF, GLOG and each of the Loan Parties has caused this 2011 Amendment #3 to be delivered to Bank in Tulsa, Oklahoma, individually or by its undersigned duly authorized manager, as applicable, effective for all purposes as of the day and year first above written.

GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company

By /s/ Warren F. Kruger
      Warren F. Kruger, manager

"Greystone"

GLOG INVESTMENT, L.L.C.

an Oklahoma limited liability company

By /s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr., Manager

"GLOG"

/s/ Warren F. Kruger
Warren F. Kruger, individually

/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr., individually

"Borrowers"

The undersigned hereby approves and accepts the cross pledge and cross default provisions of paragraph 8 above.

GREYSTONE REAL ESTATE, L.L.C.,

an Oklahoma limited liability company

By /s/ Warren F. Kruger
Warren F. Kruger, manager

THE F&M BANK & TRUST COMPANY, a state banking corporation

By /s/ Craig Huston
Craig Huston, Senior Executive President

"Bank"